Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-196292 being filed by Civeo Corporation, a British Columbia, Canada limited company, on Form S-8 pertaining to the 2014 Equity Participation Plan of Civeo Corporation of our report dated March 13, 2015, with respect to the consolidated financial statements of Civeo Corporation, a Delaware corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

July 17, 2015